UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                             Albemarle Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS



         NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of Common Stock, $.01 par value ("Albemarle Common Stock"), of Albemarle Corporation (the "Corporation" or "Albemarle") will be held on the first floor of the pavilion at the Corporation's principal executive offices, 330 South Fourth Street, Richmond, Virginia, on Wednesday, March 27, 2002, at 11:00 A.M., Eastern Standard Time, for the following purposes:


         1.   To elect a Board of Directors to serve for the ensuing year;
         2. To approve the designation by the Board of Directors of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2002; and
         3. To transact such other business as may properly come before the meeting.

                 Holders of shares of Albemarle Common Stock of record at the close of business on February 15, 2002, will be entitled to vote at the meeting.

                 You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the meeting. A postage-paid return envelope is enclosed for your convenience.

                 If you are present at the meeting, you may vote in person even if you already have sent in your proxy.

                 Seating at the meeting will be on a first-come, first-served basis. To ensure that you have a seat, please arrive early.

                                              By Order of the Board of Directors



                                              /s/ George P. Manson
                                              ----------------------------------
                                              George P. Manson, Jr., Secretary

         February 27, 2002

ANNUAL MEETING OF SHAREHOLDERS
ALBEMARLE CORPORATION

TO BE HELD MARCH 27, 2002
APPROXIMATE DATE OF MAILING--FEBRUARY 27, 2002

Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on Wednesday, March 27, 2002. Any person giving a proxy may revoke it at any time before it is voted by delivering another proxy, or written notice of revocation, to the Secretary of the Corporation. A proxy, if executed and not revoked, will be voted, and, if it contains any specific instructions, will be voted in accordance with such instructions.
     On February 15, 2002, the date for determining shareholders entitled to vote at the meeting, there were outstanding 41,535,476 shares of Albemarle Common Stock. Each share of Albemarle Common Stock is entitled to one vote.
     The cost of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone by employees of the Corporation. Georgeson Shareholder Communications, Inc. has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. The Corporation will pay that firm $7,000 for its services and reimburse its out-of-pocket expenses.
     The street address of the Corporation's principal executive offices is 330 South Fourth Street, Richmond, Virginia 23219.

ELECTION OF DIRECTORS

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Albemarle Common Stock voted in the election of directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors.
     Proxies will be voted for the election as directors for the ensuing year of the persons named below (or if for any reason unavailable, of such substitutes as the Board of Directors may designate). The Board of Directors has no reason to believe that any of the nominees will be unavailable.

CRAIG R. ANDERSSON; age 64; director since 1996; part-time consultant. Other directorship: RTI International Metals, Inc.

FLOYD D. GOTTWALD, JR.; age 79; director since 1994; Chairman of the Executive Committee and Chief Executive Officer of the Corporation since March 28, 2001, having previously served as Chairman of the Board and Executive Committee and Chief Executive Officer of the Corporation from 1994 through March 27, 2001, and Vice Chairman of the Board of Ethyl Corporation (developer and manufacturer of petroleum additives products) from 1994 through February 27, 1996. Other directorship: Tredegar Corporation.

JOHN D. GOTTWALD; age 47; director since 1994; Chairman of the Board of Tredegar Corporation (manufacturer of plastics and metal products with interests in drug discovery and other emerging technologies) since September 11, 2001, having previously served as President and Chief Executive Officer of Tredegar Corporation from 1989 through September 10, 2001. Other directorship: Tredegar Corporation.

WILLIAM M. GOTTWALD; age 54; director since 1999; Chairman of the Board of Directors of the Corporation since March 28, 2001, having previously served as Vice President, Corporate Strategy, of the Corporation from 1996 through March 27, 2001. Other directorship: Tredegar Corporation.

RICHARD L. MORRILL; age 62; director since February 1, 2002; Chancellor and Distinguished University Professor of Ethics and Democratic Values--University of Richmond since July 1, 1998, having previously served as President of the University of Richmond from 1988 through June 30, 1998. Other directorship:
Tredegar Corporation.

SEYMOUR S. PRESTON III; age 68; director since 1996; Chairman of the Board and Chief Executive Officer of AAC Engineered Systems, Inc. (manufacturer of centrifugal deburring and finishing machinery) since 1994. Other directorship:
Tufco Technologies Inc.

PAUL F. ROCHELEAU; age 48; director since February 1, 2002; consultant since April 2000, having previously served as Chief Executive Officer of Albright & Wilson plc (developer and manufacturer of value-added chemicals acquired by Rhodia SA in March 2000).

MARK C. ROHR; age 50; director since 2001; President and Chief Operating Officer of the Corporation since January 1, 2000, having served previously as Executive Vice President of the Corporation from March 22, 1999, through December 31, 1999, Senior Vice President, Specialty Chemicals, of Occidental Chemical Corporation (chemical manufacturer with interests in basic chemicals, vinyls, petrochemicals and specialty products and subsidiary of Occidental Petroleum Corporation) from April 1997 until March 1999, and Vice President, Manufacturing--Petrochemicals, Polymers and Plastics, of Occidental Chemical Corporation prior thereto.

CHARLES E. STEWART; age 66; director since 1997; part-time consultant, having been a partner of BTC Partners LLP (investment and acquisitions consultants) from June 1997 through June 1999 and Chairman and Chief Executive Officer of OCI Enterprises Inc. and OCI Chemical Corp. from October 1995 through December 1996.

CHARLES B. WALKER; age 63; director since 1994; Vice Chairman of the Board and Chief Financial Officer of the Corporation (and Treasurer of the Corporation until March 1, 1996) since 1994; Vice Chairman of the Board and Chief Financial Officer of Ethyl Corporation from March 1, 1994, through September 30, 1997, and Vice Chairman of the Board of Ethyl Corporation from October 1, 1997, through January 31, 1998. Other directorship: Ethyl Corporation.

ANNE MARIE WHITTEMORE; age 56; director since 1996; Partner of McGuireWoods LLP (law firm). Other directorships: Owens & Minor, Inc. and T. Rowe Price Group, Inc.

In 2001, each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of all committees of the Board on which the director then served and (ii) the total number of meetings of the Board of Directors. Six meetings of the Corporation's Board of Directors were held during 2001.
     The Corporation's executive committee currently consists of Messrs. Floyd
D. Gottwald, Jr., Walker and William M. Gottwald. The executive committee acts not only as the executive committee of the Board of Directors but also as the Corporation's principal management committee. During 2001, the executive committee met on eight occasions as the executive committee of the Board of Directors and on 12 occasions as the principal management committee.
     Messrs. Andersson and Preston and Mrs. Whittemore currently serve on the Corporation's audit committee. During 2001, the audit committee met on four occasions. All members of the audit committee are independent directors as defined by the rules of the New York Stock Exchange, the exchange on which shares of Albemarle Common Stock are listed. For a description of the audit committee's function, see the audit committee report on page 14.
     The nominating committee currently consists of Messrs. Preston and Stewart and Mrs. Whittemore. During 2001, the nominating committee met on two occasions. The nominating committee recommends candidates for election as directors and in some cases the election of officers and changes in the bylaws necessitated by either.
     The Corporation's bylaws provide that a shareholder of the Corporation entitled to vote for the election of directors may nominate persons for election to the Board by delivering written notice to the Secretary of the Corporation. With respect to an election to be held at an annual meeting of shareholders, such notice generally must be delivered not later than the close of business on the ninetieth day nor earlier than the close of business on the one-hundred twentieth day prior to the first anniversary of the preceding year's annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be delivered not earlier than the close of business on the one-hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.
     Such shareholder's notice must include: (A) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and such person's written consent to being named in the proxy statement as a nominee and to serving as such a director if elected); and (B) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and
(4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such nomination.
     Messrs. Andersson and Preston and Mrs. Whittemore currently serve as the Corporation's executive compensation committee. During 2001, the executive compensation committee met on seven occasions. This committee approves the salaries of management-level employees. It also approves all bonus awards, certain consultant agreements and initial salaries of new management-level personnel and may grant stock options, stock appreciation rights ("SARs"), performance shares, restricted stock and incentive awards under the Corporation's 1998 Incentive Plan (the "1998 Plan").

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

William M. Gottwald, a director and Chairman of the Board of the Corporation, and John D. Gottwald, a director of the Corporation, are sons of Floyd D. Gottwald, Jr, a director and Chief Executive Officer of the Corporation. The members of the family of Floyd D. Gottwald, Jr. may be deemed to be control persons of the Corporation.
     Charles E. Stewart, a director of the Corporation, had a consulting contract with the Corporation that terminated on June 30, 2001. In 2001, Stewart received $75,000 plus expenses from the Corporation for his services under the contract through June 30, 2001.
     In February 2002, the Corporation purchased 4,000,000 shares of Albemarle Common Stock from Bruce C. Gottwald and related immediate family interests at a purchase price of $23.17 per share. The purchase price was $.25 per share less than the weighted average trading price for Albemarle Common Stock for the 10 trading days commencing with the third business day following the public announcement of the Corporation's financial results for the year ended December 31, 2001. The transaction was recommended to the Corporation's Board of Directors by a committee comprised of its outside directors.


SECTION 16(A)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of the forms required by Section 16(a) of the Exchange Act, that have been received by the Corporation, the Corporation believes there has been compliance with all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of the Albemarle Common Stock.


STOCK OWNERSHIP

The following table lists any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who, to the knowledge of the Corporation, was the beneficial owner as of December 31, 2001, of more than 5% of the outstanding voting shares of the Corporation.

                                 Name and Address of                              Number of        Percent
Title of Class                   Beneficial Owners                                 Shares          of Class
------------------------------------------------------------------------------------------------------------
Common Stock...................  Floyd D. Gottwald, Jr.,                       9,390,786(a)(b)(c)    20.58%
                                 William M. Gottwald,
                                 John D. Gottwald and James T. Gottwald
                                 330 South Fourth Street
                                 Richmond, Virginia 23219

                                 Bruce C. Gottwald                             5,682,641(d)          12.49%
                                 330 South Fourth Street
                                 Richmond, Virginia 23219
------------------------------------------------------------------------------------------------------------

(a)  As of December 31, 2001, Floyd D. Gottwald, Jr. and his adult sons, William
     M. Gottwald, John D. Gottwald and James T. Gottwald, had sole voting and investment power over all of the shares disclosed except 5,673,077 shares held by their respective wives, children and in certain trust relationships as to which they disclaim beneficial ownership. As of December 31, 2001, Floyd D. Gottwald, Jr. beneficially owned 5,051,990 shares (11.10%) of Albemarle Common Stock, and William M. Gottwald, John D. Gottwald and James
     T. Gottwald beneficially owned 3,940,970 shares (8.64%), 3,709,518 shares (8.15%) and 3,600,246 shares (7.91%), respectively, of Albemarle Common Stock, including, in each case, 1,932,179 shares (4.25%) owned by a partnership of which they are the three general partners. The partnership requires the unanimous consent of the partners in order to vote those shares. The overlap in beneficial ownership caused by the partnership and certain shared trust relationships has been eliminated in calculating the 9,390,786 shares listed above. This overlap, however, has not been eliminated in calculating the amount and percentage of outstanding voting shares of the Corporation beneficially owned by each of William M. Gottwald, John D. Gottwald and James T. Gottwald. This amount also includes 181,377 shares owned by a charitable foundation for which Floyd D. Gottwald, Jr. and his brother, Bruce C. Gottwald, serve as the sole directors. Floyd D. Gottwald, Jr. disclaims any beneficial interest in any shares held in the foundation. Floyd D. Gottwald, Jr. and his adult sons have no agreement with respect to the acquisition, retention, disposition or voting of Albemarle Common Stock.

(b) This amount includes any shares held by Merrill Lynch Trust Company ("Merrill Lynch") as Trustee under the Corporation's savings plan (the "Albemarle Savings Plan") for the benefit of William M. Gottwald. This amount does not include shares held by the Trustee of the Albemarle Savings Plan for the benefit of other employees. Floyd D. Gottwald, Jr. is not eligible to participate in the Albemarle Savings Plan. Shares held under the Albemarle Savings Plan are voted by the Trustee in accordance with instructions solicited from employees participating in the Albemarle Savings Plan. If a participating employee does not give the Trustee voting instructions, his or her shares generally are voted by the Trustee in accordance with the Board of Directors' recommendations to the shareholders. Because Floyd D. Gottwald, Jr., William M. Gottwald and John
     D. Gottwald are directors and/or executive officers and, together with James T. Gottwald, among the largest shareholders of the Corporation, they may be deemed to be control persons of the Corporation and to have the capacity to control any such recommendation of the Board of Directors.

(c) This amount does not include any shares held by Frank Russell Trust Company, Tacoma, Washington, as Trustee under the Tredegar Corporation Retirement Savings Plan (the "Tredegar Savings Plan") for the employees of Tredegar Corporation. It also does not include shares held by Merrill Lynch as Trustee under the savings plan of Ethyl Corporation (the "Ethyl Savings Plan") for the benefit of employees of Ethyl Corporation. Shares held under the Tredegar Savings Plan and the Ethyl Savings Plan are voted by the Trustees in accordance with instructions solicited from each participating employee. With respect to shares of Albemarle Common Stock, if a participating employee does not give the Trustees voting instructions, his or her shares generally are voted by the Trustees in accordance with the recommendations of Albemarle's Board of Directors to its shareholders. Because Floyd D. Gottwald, Jr., William M. Gottwald and John D. Gottwald are directors and/or executive officers and, together with James T. Gottwald, among the largest shareholders of Albemarle, they may be deemed to have the capacity to control any such recommendation of the Board of Directors.

(d) As of December 31, 2001, Bruce C. Gottwald had sole voting and investment power over all of the shares disclosed except 2,514,302 shares held by his wife and in certain trust relationships as to which he disclaims beneficial ownership. This amount includes 181,377 shares owned by a charitable foundation for which Bruce C. Gottwald and Floyd D. Gottwald, Jr. serve as the sole directors. Bruce C. Gottwald disclaims any beneficial interest in any shares held in the foundation. This amount does not include 2,317,185 shares owned by the adult sons of Bruce C. Gottwald who do not reside in their father's home. As described on page 3, in February 2002, Bruce C. Gottwald and related immediate family interests sold 4,000,000 shares to the Corporation.

The following table sets forth as of December 31, 2001, the beneficial ownership of Albemarle Common Stock by all directors of the Corporation, the Chief Executive Officer and the four other executive officers, and all directors and executive officers of the Corporation as a group.

      Name of Beneficial                            Number of Shares         Number of Shares          Total
         Owner or Number                          with Sole Voting and      with Shared Voting         Number         Percent
     of Persons in Group                           Investment Power(1)     and Investment Power       of Shares      of Class(2)
---------------------------------------------------------------------------------------------------------------------------------

Craig R. Andersson                                        2,958                  13,000                  15,958
E. Whitehead Elmore                                     297,379                    --                   297,379
Floyd D. Gottwald, Jr.                                1,070,720               3,981,270(3)            5,051,990         11.10%
John D. Gottwald                                        123,924               3,585,594(4)            3,709,518          8.15%
William M. Gottwald                                     385,283               3,555,687(5)            3,940,970          8.64%
Richard L. Morrill                                         --                     1,000                   1,000
Seymour S. Preston III                                   12,658                    --                    12,658
Paul F. Rocheleau                                          --                      --                      --
Mark C. Rohr                                             65,427                    --                    65,427
Charles E. Stewart                                        8,163                    --                     8,163
Charles B. Walker                                       325,581                    --                   325,581
Anne Marie Whittemore                                     4,439                  12,261                  16,700
Directors and executive officers as a group
  (12 persons)(6)                                     2,296,532               7,608,571               9,905,103         21.56%
---------------------------------------------------------------------------------------------------------------------------------

1 The amounts in this column include shares of Albemarle Common Stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of December 31, 2001: Floyd D. Gottwald, Jr.: 27,500 shares; William M. Gottwald: 102,500 shares; E. Whitehead Elmore: 78,500 shares; Mark C. Rohr: 50,000 shares; Charles B. Walker: 191,940 shares; and directors and executive officers as a group: 450,440 shares.

2  Except as indicated, each person owns less than 1% of Albemarle Common Stock.

3 Floyd D. Gottwald, Jr. disclaims beneficial ownership of all 3,981,270 of such shares.

4 John D. Gottwald disclaims beneficial ownership of 1,653,415 of such shares. The 1,653,415 shares include 1,593,050 shares of Albemarle Common Stock that John D. Gottwald may be deemed to own beneficially. Such shares constitute his interest as beneficiary of a trust of which he is a co-trustee. The 3,585,594 shares include 1,932,179 shares of Albemarle Common Stock that John
   D. Gottwald may be deemed to own beneficially. Such shares constitute his interest in a partnership in which he is a general partner. The partnership requires the unanimous consent of the partners in order to vote the shares of Albemarle Common Stock owned by it.

5 William M. Gottwald disclaims beneficial ownership of 1,623,508 of such shares. The 1,623,508 shares include 1,593,050 shares of Albemarle Common Stock that William M. Gottwald may be deemed to own beneficially. Such shares constitute his interest as beneficiary of a trust of which he is a co-trustee. The 3,555,687 shares include 1,932,179 shares of Albemarle Common Stock that William M. Gottwald may be deemed to own beneficially. Such shares constitute his interest in a partnership in which he is a general partner. The partnership requires the unanimous consent of the partners in order to vote the shares of Albemarle Common Stock owned by it.

6 John D. Gottwald and William M. Gottwald share voting and investment power for 3,540,241 shares of Albemarle Common Stock of which 1,932,179 are held in a partnership of which they are two of the three general partners. This overlap in beneficial ownership has been eliminated in calculating the number of shares and percentage of the class owned by the Corporation's directors and executive officers as a group.

COMPENSATION OF EXECUTIVE OFFICERS

The following table presents information relating to total compensation of the Chief Executive Officer and the other four executive officers of the Corporation (the "Named Officers") for each of the fiscal years ended December 31, 2001, 2000 and 1999.

                                                Annual Compensation                 Long-Term Compensation
                                         --------------------------------- ----------------------------------------
           Name and                                           Other Annual   Restricted     Awards       Payouts     All Other
      Principal Position         Year      Salary     Bonus   Compensation Stock Awards(3)Options/SARs LTIP Payouts Compensation
---------------------------------------------------------------------------------------------------------------------------------

Floyd D. Gottwald, Jr.           2001     $491,667  $117,250(2)    $ --       $   --        90,000(4)    $175,875(5)   $24,583(6)
   Chief Executive Officer       2000      450,000   332,000         --           --        30,000            --       128,115
   and Chairman of the           1999      450,000    74,500         --           --        25,000        172,125(7)         0
   Executive Committee(1)

Charles B. Walker                2001     $492,233  $105,525(2)    $ --       $   --        80,000(4)    $117,250(5)   $24,491(8)
   Vice Chairman of the          2000      478,400   352,000         --        1,218,750(9) 25,000            --        69,767
   Board and Chief               1999      478,400    79,000         --           --        25,000        129,094(7)         0
   Financial Officer

Mark C. Rohr                     2001     $391,667   $93,800(2)    $ --       $   --       225,000(4)    $ 70,350(5)   $19,583(13)
   President and Chief           2000      350,000   350,000         --           --        75,000            --        17,500
   Operating Officer(10)         1999      214,714   90,0001    151,663(12)       --       125,000         64,547(7)     2,929

E. Whitehead Elmore              2001     $330,550   $62,000       $ --       $   --        53,000(4)    $ 70,350(5)   $16,528(15)
   Executive Vice President(14)  2000      323,200   190,000         --           --        18,000            --        16,160
                                 1999      323,200    42,800         --           --        15,000         34,425(7)    16,160

William M. Gottwald              2001     $260,417   $58,625(2)    $ --       $   --        70,000(4)    $ 70,350(5)   $13,021(17)
   Chairman of the Board(16)     2000      250,000   184,000         --           --        20,000            --        12,500
                                 1999      175,000    23,200         --           --        25,000         34,425(7)     8,021
---------------------------------------------------------------------------------------------------------------------------------

 1 Floyd D. Gottwald, Jr. also served as Chairman of the Board through March 27, 2001.

 2 Reflects the value of incentive awards in lieu of cash bonuses in an amount equivalent to 5,000, 4,500, 4,000 and 2,500 shares of Albemarle Common Stock granted to Floyd D. Gottwald, Jr., Walker, Rohr and William M. Gottwald, respectively, on January 31, 2002, based on $23.45 per share, the closing market price of Albemarle Common Stock on that date. The incentive awards vest in equal annual installments over three years commencing January 1, 2003. Upon vesting, 50 percent of the value of the incentive award, based on the closing market price of Albemarle Common Stock on the date of vesting, is paid in cash and 50 percent of the value of the incentive award is paid in shares of Albemarle Common Stock.

 3 The amounts appearing in the Restricted Stock Awards column represent the value of time-based restricted stock awards granted based on the closing price of Albemarle Common Stock on the date of grant.

 4 Includes options originally granted prior to January 1, 2001, the expiration dates of which were extended on September 7, 2001, and October 8, 2001. For more information see "Option/SAR Grants in Last Fiscal Year" on page 7.

 5 Reflects the value of performance units awarded at the end of the four-year performance period for performance shares granted under the Corporation's 1994 Omnibus Stock Incentive Plan. The valuation date was January 31, 2002, the date of approval by the executive compensation committee of the Board.

 6 Includes accruals in the Corporation's supplemental executive retirement plan ($24,583, $128,115 and $0) for 2001, 2000 and 1999, respectively.

 7 Reflects the value of the restricted stock awarded at the end of the two-year performance period for performance shares granted under the 1998 Plan. The valuation date was February 22, 2000, the date of approval by the executive compensation committee of the Board.

 8 Includes accruals in the Corporation's supplemental executive retirement plan ($24,491, $69,767 and $0) for 2001, 2000 and 1999, respectively.



 9 Reflects the value of 60,000 shares of restricted stock granted to Walker on April 26, 2000, based on $20.31 a share, the closing market price of Albemarle Common Stock on that date. These shares of restricted stock vest in equal annual installments over three years commencing on January 1, 2001, subject to the limits of Section 162(m) of the Internal Revenue Code of 1986, as amended. As of December 31, 2001, Walker was deemed to hold an aggregate of 40,000 shares of restricted stock with a value of $960,000 based on $24.00 a share, the closing market price of Albemarle Common Stock on that date. Dividends will not be paid on these shares of restricted stock.

10 Rohr joined the Corporation effective March 22, 1999. Effective January 1, 2000, Rohr assumed the position of President and Chief Operating Officer of the Corporation.

11 Pursuant to the terms of Rohr's employment, he was guaranteed a minimum bonus of $90,000 for 1999.

12 In addition to other items not required to be identified by type and amount, includes reimbursement for taxes incurred resulting from the distribution of Rohr's deferred compensation from his former employer in the amount of $65,775, and a $58,780 relocation allowance received pursuant to the terms of his employment.

13 Includes contributions to the Albemarle Savings Plan ($8,500, $8,000 and $2,929) and accruals in the Corporation's supplemental executive retirement plan ($11,083, $9,500 and $0) for 2001, 2000 and 1999, respectively.

14 Effective March 28, 2001, Elmore assumed the position of Executive Vice President.

15 Includes contributions to the Albemarle Savings Plan ($8,500, $8,000 and $8,000) and accruals in the Corporation's supplemental executive retirement plan ($8,028, $8,160 and $8,160) for 2001, 2000 and 1999, respectively.

16 Effective March 28, 2001, William M. Gottwald succeeded Floyd D. Gottwald, Jr. as Chairman of the Board of the Corporation.

17 Includes contributions to the Albemarle Savings Plan ($8,500, $8,000 and $7,271) and accruals to the Corporation's supplemental executive retirement plan ($4,521, $4,500 and $750) for 2001, 2000 and 1999, respectively.



OPTION/SAR GRANTS IN LAST FISCAL YEAR

Each of the following options relates to Albemarle Common Stock and does not include a related SAR.

                                                         Individual Grants
                                 -------------------------------------------------------------------     Potential Realizable
             Name                                         % of                                        Value At Assumed Annual Rates
                                                      Total Options                                  of Stock Price Appreciation For
                                                        Granted to          Exercise                          Option Term
                                     Options          Employees in          or Base     Expiration   -------------------------------
                                   Granted(#)(1)       Fiscal Year          Price($)       Date             5%($)        10%($)
------------------------------------------------------------------------------------------------------------------------------------

Floyd D. Gottwald, Jr.                30,000(2)             2.39%            $ 24.38      1/24/11       $ 297,753      $693,891
                                      25,000(3)             1.99               20.00      6/22/09         248,128       578,243
                                      35,000(3)             2.79               25.75      4/21/08         347,379       809,540

Charles B. Walker                     25,000(2)             1.99%            $ 24.38      1/24/11         248,128       578,243
                                      25,000(3)             1.99               20.00      6/22/09         248,128       578,243
                                      30,000(3)             2.39               25.75      4/21/08         297,753       693,891

Mark C. Rohr                          50,000(2)             3.98%            $ 24.38      1/24/11         496,255     1,156,485
                                      50,000(3)             3.98               19.1875   12/31/09         496,255     1,156,485
                                      25,000(3)             1.99               20.00      6/22/09         248,128       578,243
                                     100,000(3)             7.96               25.75      4/21/08         992,510     2,312,970

E. Whitehead Elmore                   18,000(2)             1.43%              24.38      1/24/11         178,652       416,335
                                      15,000(3)             1.19               20.00      6/22/09         148,877       346,946
                                      20,000(3)             1.59               25.75      4/21/08         198,502       462,594

William M. Gottwald                   20,000(2)             1.59%              24.38      1/24/11         198,502       462,594
                                      25,000(3)             1.99               20.00      6/22/09         248,128       578,243
                                      25,000(3)             1.99               25.75      4/21/08         248,128       578,243

----------------------------------------------------------------------------------------------------------------------------------

1 On September 7, 2001 and October 8, 2001, the expiration dates of certain options, originally granted prior to January 1, 2001 pursuant to the 1998 Plan, were extended from seven to 10 years. Under the rules of the Securities and Exchange Commission, the extension of the expiration dates is treated as a cancellation and regrant of the options in the year the expiration date was extended. The Named Officers are treated as having received the following grants during 2001: Floyd D. Gottwald, Jr.: 90,000 options, of which 35,000 were originally granted in 1998, 25,000 were originally granted in 1999, and 30,000 were granted in 2001; Walker: 80,000 options, of which 30,000 were originally granted in 1998, 25,000 were originally granted in 1999, and 25,000 were granted in 2001; Rohr: 225,000 options, of which 100,000 and 25,000 were originally granted in 1999, 50,000 were originally granted in 2000, and 50,000 were granted in 2001; Elmore:
    53,000 options, of which 20,000 were originally granted in 1998, 15,000 were originally granted in 1999, and 18,000 were granted in 2001; and William M.
    Gottwald: 70,000 options, of which 25,000 were originally granted in 1998, 25,000 were originally granted in 1999, and 20,000 were granted in 2001.

2   Ten-year option that cliff vests in three years.

3 Vest upon an increase in share price, with a maximum of 25% becoming exercisable in any single year, and in any event becoming exercisable on the sixth anniversary of the date of the grant.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table presents information concerning stock options and SAR exercises by the Named Officers and fiscal year-end option/SAR values.

                                                                      Number of               Value of Unexercised
                                                              Unexercised Options/SARs at          In-The-Money
                                  Shares                              FY-End (#)           Options/SARs at FY-End($)(4)
                                Acquired On      Value       ----------------------------  ----------------------------
             Name               Exercise(#)   Realized($)    Exercisable    Unexercisable  Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------

Floyd D. Gottwald, Jr.             --              --          27,500         92,500(2)    $ 170,938      $ 170,938

Charles B. Walker                  --              --         191,940(1)     120,000(2)    1,855,109        150,781

Mark C. Rohr                       --              --          50,000(2)     200,000(2)      271,094        271,094

E. Whitehead Elmore               6,000          $37,950       78,500(3)      54,500(2)      776,813        102,563

William M. Gottwald                --              --         102,500(2)      87,500(2)      660,625        263,125
-----------------------------------------------------------------------------------------------------------------------

1 Each of these options relates to Albemarle Common Stock and 156,940 of such options include a tandem SAR.

2 Each of these options relates to Albemarle Common Stock and does not include a tandem SAR.

3 Each of these options relates to Albemarle Common Stock and 62,000 of such options include a tandem SAR.

4 These values are based on $24.00 a share, the closing price of Albemarle Common Stock on the New York Stock Exchange on December 31, 2001.

RETIREMENT BENEFITS

The following table illustrates, under the Corporation's pension plan for salaried employees, the estimated benefits upon retirement at age 65, determined as of December 31, 2001, to persons with specified earnings and years of pension benefit service. To the extent benefits payable at retirement exceed amounts that may be payable under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), they will be paid under the Corporation's supplemental executive retirement plan ("SERP"). This table includes the amounts that would be payable under the qualified pension plan and the SERP.


                                                       PENSION PLAN TABLE*

                                 Years of Pension Benefit Service and Estimated Annual Benefits

Final Average       10           15            20             25           30          35          40          50          60
   Earnings
----------------------------------------------------------------------------------------------------------------------------------

     $300,000      $43,512      $65,267        $87,023      $ 108,779     $130,535    $152,290 $  174,046  $  217,558  $  261,069
      350,000       51,012       76,517        102,023        127,529      153,035     178,540    204,046     255,058     306,069
      400,000       58,512       87,767        117,023        146,279      175,535     204,790    234,046     292,558     351,069
      450,000       66,012       99,017        132,023        165,029      198,035     231,040    264,046     330,058     396,069
      500,000       73,512      110,267        147,023        183,779      220,535     257,290    294,046     367,558     441,069
      550,000       81,012      121,517        162,023        202,529      243,035     283,540    324,046     405,058     486,069
      600,000       88,512      132,767        177,023        221,279      265,535     309,790    354,046     442,558     531,069
      650,000       96,012      144,017        192,023        240,029      288,035     336,040    384,046     480,058     576,069
      700,000      103,512      155,267        207,023        258,779      310,535     362,290    414,046     517,558     621,069
      750,000      111,012      166,517        222,023        277,529      333,035     388,540    444,046     555,058     666,069
      800,000      118,512      177,767        237,023        296,279      355,535     414,790    474,046     592,558     711,069
      850,000      126,012      189,017        252,023        315,029      378,035     441,040    504,046     630,058     756,069
      900,000      133,512      200,267        267,023        333,779      400,535     467,290    534,046     667,558     801,069
      950,000      141,012      211,517        282,023        352,529      423,035     493,540    564,046     705,058     846,069
    1,000,000      148,512      222,767        297,023        371,279      445,535     519,790    594,046     742,558     891,060
----------------------------------------------------------------------------------------------------------------------------------

*   Assumes attainment of age 65 in 2001 and Social Security Covered Compensation of $37,212.

     The benefit formula under the pension plan is based on the participant's final-average earnings, which are defined as the average of the highest three consecutive calendar years' earnings (base pay plus 50% of incentive bonuses paid in any fiscal year) during the 10 consecutive calendar years immediately preceding the date of determination. The years of pension benefit service for certain of the executive officers named in the above compensation table as of December 31, 2001 are: Floyd D. Gottwald, Jr., 59; Elmore, 32; William M. Gottwald, 21; and Rohr, 3. Benefits under the pension plan are computed on the basis of a life annuity with 60 months guaranteed payments. The benefits listed in the above compensation table are not subject to deduction for Social Security or other offset payments. Pension benefits payable to Floyd D. Gottwald, Jr. and William M. Gottwald are offset by benefits payable from the qualified and non-qualified pension plans of Ethyl Corporation ("Ethyl"), based on 53 and 15 years of service with Ethyl, respectively.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Corporation maintains a SERP in the form of a non-qualified pension plan that provides eligible individuals the difference between the benefits they actually accrue under the qualified employee pension and savings plans of the Corporation and the benefits they would have accrued under such plans but for the maximum benefit and annual addition limitations and the limitation on compensation that may be recognized thereunder under the Code. Certain key employees may be granted additional pension service benefits equal to 4% of the employee's average pay over his or her last three years multiplied by the number of years of service to the Corporation (including service with Ethyl) up to 15 years, net of certain other benefits received from the Corporation (including amounts received under the qualified and non-qualified plans), previous employers, including Ethyl, and Social Security. These benefits have been granted to Rohr and, with respect to the period between February 28, 1994 and February 1, 1998, to Walker. For Walker's service with the Corporation on and after February 1, 1998, he has been granted benefits equal to 4% of his average pay over his last three years multiplied by the number of years of service to the Corporation up to 15 years subject only to an offset for other benefits received from the Corporation after February 1, 1998. All benefits under the SERP vest upon a Change in Control of the Corporation, as defined in the SERP.

COMPENSATION OF DIRECTORS

Outside directors are paid (i) $1,000 for attendance at each Board meeting and
(ii) $600 for attendance at each meeting of a committee of the Board of which he or she was a member. In addition, each such director is paid a quarterly fee of $5,500. Employee members of the Board of Directors are not paid separately for service on the Board or its committees.
     Any director who became a member of the Board on or before October 27, 1999 and retires from the Board after age 60 with at least five years' service on the Board and is not employed by the Corporation will receive, commencing with retirement from the Board, $12,000 per year for life, payable in quarterly installments. The service and age at retirement requirements for this benefit may be waived in certain circumstances with the commencement of the benefit no earlier than age 60. Any director who became a member of the Board on or before October 27, 1999 and retires under other circumstances will receive $12,000 per year, payable in quarterly installments, commencing no earlier than age 60, for a period not to exceed his years of service on the Board. The payment period limitation on this benefit may be waived in certain circumstances. Such retirement payments to former directors may not commence and may be discontinued under certain circumstances.
     Pursuant to the Non-Employee Directors' Stock Compensation Plan (the "Stock Compensation Plan"), on November 1, 2001, the Corporation awarded to each non-employee director that number of whole shares, when multiplied by the closing price of common stock on the immediately preceding business day, as reported in the Wall Street Journal, which as nearly as possible equaled, but did not exceed, $18,000. The shares of Albemarle Common Stock awarded under the Stock Compensation Plan are nonforfeitable and the recipient directors immediately and fully vest in Albemarle Common Stock issued under the Stock Compensation Plan. Subject only to such limitations on transfer as may be specified by applicable securities laws, directors may sell the shares received under the Stock Compensation Plan at any time.
     Non-employee directors may defer, in 10 percent increments, all or part of their retainer fee and meeting fees into either a deferred cash account or a deferred stock account (the "Deferred Compensation Plan"), or a percentage of the fees into each of the accounts, both of which are unfunded and maintained for record-keeping purposes only. Distributions under the Deferred Compensation Plan will be paid in a single sum unless the participant specifies installment payments over a period up to 10 years. Unless otherwise elected by the participant, distributions will begin on February 15 following the participant's attainment of age 65 or ceasing to be a director. The maximum aggregate number of shares of Albemarle Common Stock that may be issued under the Deferred Compensation Plan is 50,000 shares.
     At its December 15, 1999 meeting, the Board of Directors adopted a policy for stock ownership by its outside directors. Pursuant to this policy, all then-current outside directors are to achieve ownership of Albemarle Common Stock equal to at least four times the annual retainer for an outside director, which is the combination at the applicable time of the cash retainer plus the annual stock award. Such outside directors are expected to achieve this level of ownership within four years from December 15, 1999. Newly-elected outside directors are to achieve this same level of ownership within five years of first becoming a Board member.


AGREEMENTS WITH EXECUTIVE OFFICERS

In the event that Rohr's employment is terminated within the first five years of his employment other than for cause, the Corporation is obligated to pay Rohr a severance equal to two times his then-current annual compensation, including base salary and annual incentive compensation. In addition, in the event a change in control of the Corporation were to occur within the first 10 years of Rohr's employment and one or more of the events described below were to occur within 24 months thereafter, Rohr may elect to resign in which case (i) he will receive an adjusted benefit payable at normal retirement age under the Corporation's non-qualified pension plan without offset from other benefits,
(ii) all vested outstanding options will become exercisable and (iii) all restricted stock will become non forfeitable. The events include: (i) a change or diminution of responsibilities or compensation; (ii) relocation; (iii) a reduction of benefit eligibility or level; and (iv) failure by a successor company to assume his severance agreement.

THE EXECUTIVE COMPENSATION COMMITTEE REPORT

This report of the executive compensation committee of the Board of Directors (the "Compensation Committee") describes the objectives of the Corporation's executive compensation program, the various components of the program, and explains the basis on which 2001 compensation determinations were made by the Compensation Committee.
     During 1998, the Compensation Committee completed a comprehensive examination of the Corporation's executive compensation policies using the services of an independent consulting firm. The philosophy and new incentive programs that were implemented as a result of that study are outlined below.

     OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS. The Compensation Committee's guiding philosophy is to establish executive compensation policies that are linked to the sustained creation of shareholder value. The following objectives serve as the guiding principles for all compensation decisions:

     - Provide a competitive total compensation opportunity that will enable the Corporation to attract, retain and motivate highly qualified executives;

     - Align compensation opportunities with shareholder interests by making the executive compensation program highly sensitive to the Corporation's performance, which is defined in terms of long-term profitability and creating shareholder value; and

     - Provide a strong emphasis on equity-based compensation and equity ownership, creating a direct link between shareholder and management interests.

     COMPENSATION PROGRAM COMPONENTS. The Compensation Committee believes that the total compensation opportunity available to members of management should consist of base salary, annual incentives and long-term incentives with each component geared to the median of the market for all positions in the aggregate. Individuals may be compensated above or below the median of the marketplace based on the Corporation's performance and on considerations of individual performance and experience. The Compensation Committee considers all elements of the program when setting compensation levels. Since completion of the 1998 study, the Compensation Committee has been actively managing base salaries to approach the median of the market and has been placing more emphasis on incentive compensation where and when merited.
     The Compensation Committee periodically meets individually with members of management in order to assess progress toward meeting objectives set by the Board of Directors for both annual and long-term compensation.
     The Compensation Committee utilizes compensation surveys to aid in the determination of competitive levels of executive pay. The surveys include companies that are larger and smaller than the Corporation. Some surveys are limited to companies in the chemical business, including, but not limited to, some of the companies included in the Chemical Composite shown in the Performance Graph on page 15. The Compensation Committee also utilizes executive compensation information compiled from the proxy statements of other chemical companies. References to the "market" in this report refer to these survey and proxy data.

     BASE SALARIES. Base salaries are determined in accordance with the responsibilities of each officer, median market data for the position and the officer's performance. The Compensation Committee considers each of these factors but does not assign a specific value to each factor. Furthermore, a subjective element is acknowledged in evaluating the officer's overall span of responsibility and control.
     Salaries for some officers for 2001 were maintained at current levels to reflect the increased emphasis on compensation that is tied to the long-term performance of the Corporation. Total compensation for the Corporation's officers is believed to be generally in line with the median of the market as described above.

     ANNUAL INCENTIVES. The purpose of the 1998 Plan is to create a substantial incentive to officers and key employees to maximize shareholder value and provide a means for recognizing individual contribution to corporate and business unit results.
     Key features of the annual incentive program include the following:

     - A primary emphasis on sustained operating earnings growth and return on gross assets;

     - A significant emphasis on the achievement of key strategic objectives related to future safety performance, profitable growth and market leadership;

     - A more formulaic and objective approach to award determination; and

     - A means for recognizing individual achievement and contribution for participants.

     Annual incentive awards are reviewed by the Compensation Committee in conjunction with senior management.

Awards are based on an evaluation of the performance, level of responsibility and leadership of the individual in relation to overall corporate results. For 2001, annual incentives were based on the relative performance of the Corporation as a whole to a peer group, performance of the Corporation's business units and other financial measures, including return on gross assets. The Compensation Committee strongly considered the relative performance of the Corporation versus peers as reflected in the following chart:


                       PERFORMANCE COMPARED TO PEERS(*)

                                                             Percentiles
                                                 -----------------------------------
                   Performance Measures                 25th     50th     75th
              -------------------------------    -------- -------- -------- --------

Growth           Revenue Growth                    X
                 EPS Growth                                              X
                 EBITDA Growth                                        X


Operating        Gross Profit Margin                                X
Performance      EBIT Margin                                          X
                 SG&A Margin                                            X


Return           Return on Average Equity                             X
                 Return on Capital                                        X
                 Return on Gross Assets                             X


Shareholder      Total Shareholder Return                             X
Experience       PE Ratio                              X
                 Market-to-Book Ratio                    X




     X Albemarle 3 Yr

     * Peer companies include 14 specialty or diversified chemical companies, 12 of which are included in the Chemical Composite index noted in the Performance Graph on page 15.

     Based on this evaluation, the Compensation Committee, awarded Elmore a cash bonus in the amount of $62,000 and, in lieu of cash bonuses, granted incentive awards in an amount equivalent to 5,000, 4,500, 4,000 and 2,500 shares of Albemarle Common Stock to Floyd D. Gottwald, Jr.,
Walker, Rohr and William M. Gottwald, respectively, for 2001. As described on page 6, these incentive awards vest in equal annual installments over three years, commencing January 1, 2003. Upon vesting, 50 percent of the value of the incentive award, based on the closing market price of Albemarle Common Stock on the date of vesting, is paid in cash and 50 percent of the value of the incentive award is paid in shares of Albemarle Common Stock.

     STOCK OPTIONS AND RESTRICTED AWARDS. The Compensation Committee believes strongly that equity based awards are an integral part of total compensation for officers and certain key managers with significant responsibility for the long-term results of the Corporation. Stock options and performance share awards that are tied to corporate performance provide an effective means of delivering incentive compensation and also encourage stock ownership on the part of management.

     The 1998 Plan:

    - Authorizes the granting of stock options, SARs, performance shares, restricted stock and other incentive awards, all of which may be made subject to the attainment of performance goals established by the Compensation Committee;

    - Provides for the enumeration of the business criteria on which an individual's performance goals are to be based;
      and

    - Establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a 1998 Plan participant.

     In 2001, incentive awards of stock options were made in accordance with the 1998 Plan.

     STOCK OWNERSHIP GUIDELINES. To further align the interests of members of management with the Corporation's shareholders, the Compensation Committee has established stock ownership guidelines that are designed to encourage the accumulation and retention of Albemarle Common Stock. The guidelines call for certain members of management to hold a minimum multiple of base salary in shares of Albemarle Common Stock by the end of the fifth calendar year of participation in the 1998 Plan. Participation in the 1998 Plan beyond the fifth calendar year of participation will be contingent upon satisfying the guidelines. The established guidelines are as follows:

       CEO                          4 x salary
       Other Named Officers         3 x salary
       Other management level       1x to 2x (depending upon
        salary employees                       position level)

     DISCUSSION OF 2001 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. After more than four years without change, Floyd D. Gottwald, Jr.'s compensation as Chief Executive Officer was increased to reflect his many contributions as Chief Executive Officer. The Compensation Committee granted Floyd D. Gottwald, Jr. an incentive award in lieu of a cash bonus for 2001 in an amount equivalent to 5,000 shares of Albemarle Common Stock. This incentive award, as described on page 6, will vest in equal annual installments over three years, commencing January 1, 2003. Upon vesting, 50 percent of the value of the incentive award, based on the closing market price of Albemarle Common Stock on the date of vesting, is paid in cash and 50 percent of the value of the incentive award is paid in shares of Albemarle Common Stock. Floyd D. Gottwald, Jr. recommended that he not receive a cash bonus for 2001 given the difficult market circumstances faced by the Corporation. The Compensation Committee granted the incentive award to Floyd D. Gottwald, Jr. in recognition of the leadership that he has shown in focusing management on the achievement of substantial earnings growth and maximizing long-term value for the Corporation's shareholders. The Compensation Committee notes Floyd D. Gottwald, Jr.'s leadership contributed to the strong relative performance of the Corporation during the year.

     DEDUCTIBILITY OF COMPENSATION. The Compensation Committee has carefully considered Section 162(m) of the Code, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Corporation's executive officers. The Compensation Committee believes it is in the best interests of the Corporation and its shareholders to comply with the requirements of Section 162(m), but the Compensation Committee intends to preserve the flexibility to reward executives consistent with the Corporation's pay philosophy for each compensation element. The Compensation Committee intends, except in special circumstances, that grants of options, awards of performance shares, restricted stock and other incentive awards under the 1998 Plan comply with the requirements of Section 162(m).

                                            THE EXECUTIVE COMPENSATION COMMITTEE

                                            Seymour S. Preston III, Chairman
                                            Craig R. Andersson
                                            Anne Marie Whittemore

                                            January 31, 2002

THE AUDIT COMMITTEE REPORT

The audit committee of the Board of Directors (the "Audit Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Corporation's independent accountants. Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Corporation's independent accountants.
     Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers.
     The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), including the scope of the auditor's responsibilities, significant accounting adjustments and any disagreements with management.
     The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers that firm's independence from the Corporation.
     Based upon the Audit Committee's discussions with management and PricewaterhouseCoopers and the Audit Committee's review of the representation of management and the report of PricewaterhouseCoopers to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's annual report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.
     Either the Audit Committee or its Chairman reviews with management and the independent accountants the results of the independent accountants' review of the unaudited financial statements that are included in the Corporation's quarterly reports on Form 10-Q. The Audit Committee also reviews the fees charged by the Corporation's independent accountants. During the fiscal year ended December 31, 2001, PricewaterhouseCoopers billed the Corporation the fees set forth below in connection with services rendered by that firm to the Corporation.
     AUDIT FEES. For professional services rendered by PricewaterhouseCoopers for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Corporation's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2001, PricewaterhouseCoopers billed the Corporation fees in the aggregate amount of $777,700.
     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. For the fiscal year ended December 31, 2001, there were no fees billed by PricewaterhouseCoopers for professional services rendered in connection with financial information systems design and implementation.
     ALL OTHER FEES. For professional services other than those described above rendered by PricewaterhouseCoopers for the fiscal year ended December 31, 2001, PricewaterhouseCoopers billed the Corporation fees in the aggregate amount of $2,400,479, including $479,000 PricewaterhouseCoopers billed the Corporation for services rendered in connection with the performance of internal audit procedures for the Corporation. The Audit Committee has considered whether the provision of services described above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers. To ensure compliance with the Securities and Exchange Commission's new requirements relating to the independence of the external auditors, the Corporation has elected to engage Ernst & Young LLP to assist the Corporation in the performance of internal audit procedures for 2002.

                                                 THE AUDIT COMMITTEE

                                                 Anne Marie Whittemore, Chairman
                                                 Craig R. Andersson
                                                 Seymour S. Preston III

                                                 January 31, 2002

                                Performance Graph

                      Cumulative Total Shareholder Return*
                      Performance through December 31, 2001

----------------------- ------------------- ----------------- -----------------
                                                Chemical          S&P 500
         Date               Albemarle          Composite         Companies

----------------------- ------------------- ----------------- -----------------

12/31/96                     $100.00             $100.00         $100.00
12/31/97                      133.66              121.66          133.32
12/31/98                      135.18              114.05          171.33
12/31/99                      111.33              133.41          207.33
12/31/00                      146.73              122.17          188.42
12/31/01                      145.69              120.12          166.12
----------------------- ------------------- ----------------- -----------------

*Assumes $100 invested on last day of December 1996. Dividends are reinvested quarterly.

DESIGNATION OF AUDITORS
The Board of Directors has designated
PricewaterhouseCoopers LLP, certified public accountants, as the Corporation's independent auditors for fiscal year 2002, subject to shareholder approval. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with an opportunity to make a statement and to be available to respond to appropriate questions.
     PricewaterhouseCoopers LLP's principal function is to audit the consolidated financial statements of the Corporation and its subsidiaries and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in the Corporation's quarterly reports.

PROPOSALS FOR 2003 ANNUAL MEETING
Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2003 annual meeting of shareholders must present such proposal to the Corporation's Secretary at the Corporation's principal office in Richmond, Virginia, not later than October 30, 2002, in order for the proposal to be considered for inclusion in the Corporation's proxy statement. The Corporation anticipates holding the 2003 annual meeting on March 26, 2003.
     The Corporation's bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must deliver timely notice in writing to the Secretary of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting.
     The notice must contain: (A) as to each matter, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting and (4) any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and (B) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (1) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from shareholders in support of such proposal.


CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

     ELECTRONIC ACCESS OF PROXY MATERIALS AND ANNUAL REPORTS. This Proxy Statement and the Corporation's Annual Report are available on Corporation's Internet site at http://www.albemarle.com. Shareholders can elect to access future proxy soliciting materials, including notices to shareholders of annual meetings and proxy statements, and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce the Corporation's printing and postage costs and the number of paper documents shareholders would otherwise receive. The Corporation will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder's consent will remain in effect until such shareholder revokes it by notifying the Corporation otherwise at Albemarle Corporation, 330 South Fourth Street, Richmond, Virginia 23219, Attention: Corporate Secretary. Shareholders of record can choose this option by marking the appropriate oval on the proxy card included with this Proxy Statement. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner's shares and follow the instructions on such form for instructions on how to elect to view future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing the Corporation at Investor Relations, Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801 or by telephoning 1-225-388-7030.

     SEPARATE COPIES FOR BENEFICIAL OWNERS. Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of the Proxy Statement or Annual Report by contacting the Corporation's investor relations department as set forth above.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment

                                              By Order of the Board of Directors
                                              George P. Manson, Jr., Secretary

                      ELECTRONIC ACCESS TO FUTURE DOCUMENTS
                                  NOW AVAILABLE

Albemarle Corporation (the Corporation) provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Corporation will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Corporations printing and postage costs. Once you give your consent, it will remain in effect until you notify the Corporation that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the appropriate oval located at the bottom of the attached card.


--------------------------------------------------------------------------------


                              ALBEMARLE CORPORATION
                               Richmond, Virginia

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 27, 2002


This Proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints Floyd D. Gottwald, Jr. and Seymour S. Preston III, or either of them, with full power of substitution in each, proxies to vote all shares of the undersigned in Albemarle Corporation, at the annual meeting of shareholders to be held March 27, 2002, and at any and all postponements or adjournments thereof.


     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees and FOR Proposal 2 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all postponements or adjournments thereof.


                             YOUR VOTE IS IMPORTANT!



                (Continued and to be signed on the reverse side.)

                           (Continued from other side)

1. ELECTION OF DIRECTORS

   [  ]  FOR ALL          [  ]  WITHHOLD ALL          [  ]  FOR ALL EXCEPT


Nominees: Craig R. Andersson, Floyd D. Gottwald, Jr., John D. Gottwald, William
M. Gottwald, Richard L. Morrill, Seymour S. Preston III, Paul F. Rocheleau, Mark
C. Rohr, Charles E. Stewart, Charles B. Walker and Anne Marie Whittemore.


INSTRUCTION: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) on the line provided below.

________________________________________________________________________________

2. The proposal to approve the appointment of PricewaterhouseCoopers LLP as the auditors for the Corporation for 2002.

   [  ]  FOR              [  ]  AGAINST               [  ]  ABSTAIN



Until contrary notice to the Corporation, I consent to access all future proxy statements and annual reports issued by the Corporation over the Internet. [ ]


                                      Dated _____________________, 2002


                                      Signature________________________

                                      Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.